Exhibit 99.1
INDEPENDENT AUDITORS’ REPORT
To the Stockholders of
FinePoint Innovations, Inc.
Phoenix, Arizona
We have audited the accompanying balance sheet of FinePoint Innovations, Inc. (the “Company”) as of December 31, 2004, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
As discussed in Note 1, the Company was acquired by InPlay Technologies, Inc. on September 1, 2005.

DELOITTE & TOUCHE LLP
Phoenix, Arizona
February 10, 2006

FINEPOINT INNOVATIONS, INC.
BALANCE SHEET
AS OF DECEMBER 31, 2004

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$931
Accounts receivable—net of an allowance for doubtful accounts of $20,000	104,722
Raw material inventory—net (Note 4)	406,543
Prepaid expenses and other current assets	8,681

Total current assets	520,877

PROPERTY AND EQUIPMENT—net (Note 5)	193,073

PATENTS—net (Note 6)	27,769

OTHER ASSETS	13,080

TOTAL	$754,799

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$329,750
Accrued salaries and benefits	138,930
Other accrued expenses and other current liabilities	162,664
Current portion of notes payable and capital lease (Notes 7 and 8)	99,392

Total current liabilities	730,736

LONG-TERM LIABILITIES:
Notes payable and capital lease (Notes 7 and 8)	115,651

Total liabilities	846,387

COMMITMENTS AND CONTINGENCIES (Note 10)

STOCKHOLDERS’ DEFICIT:
Common stock, $.000 par value—1,000,000 shares authorized; 598,800 shares issued and outstanding
Additional paid-in capital	20,150
Accumulated deficit	(111,738)

Total stockholders’ deficit	(91,588)

TOTAL	$754,799

See notes to financial statements.

FINEPOINT INNOVATIONS, INC.
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2004

NET REVENUE:
Product revenue	$809,568
Revenue from contract settlement (Note 9)	335,142

Total net revenue	1,144,710

COST OF GOODS SOLD	210,750

Gross profit	933,960

OPERATING EXPENSES:
Selling, general and administrative	636,601
Research, development and commercial application engineering	557,200

Total operating expenses	1,193,801

LOSS FROM OPERATIONS	(259,841)

INTEREST EXPENSE	(13,356)

NET LOSS	$(273,197)

See notes to financial statements.

FINEPOINT INNOVATIONS, INC.
STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE YEAR ENDED DECEMBER 31, 2004

	Common	Additional	Accumulated
	Stock	Paid-in	Earnings
	Shares	Capital	(Deficit)	Total
BALANCE—January 1, 2004	598,800	$20,150	$161,459	$181,609

Net loss			(273,197)	(273,197)

BALANCE—December 31, 2004	598,800	$20,150	$(111,738)	$(91,588)

See notes to financial statements.

FINEPOINT INNOVATIONS, INC.
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(273,197)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	55,835
Changes in operating assets and liabilities:
Accounts receivable	8,995
Inventory	57,868
Prepaid expenses and other assets	55,197
Accounts payable	(48,932)
Accrued salaries and benefits	70,877
Other accrued expenses and other current liabilities	(227,514)

Net cash used in operating activities	(300,871)

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in patents	(18,992)
Increase in other assets	(6,016)
Purchases of property and equipment	(93,080)

Net cash used in investing activities	(118,088)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on notes payable and capital lease	(37,543)
Proceeds from notes payable	83,123

Net cash provided by financing activities	45,580

DECREASE IN CASH AND CASH EQUIVALENTS	(373,379)

CASH AND CASH EQUIVALENTS—Beginning of year	374,310

CASH AND CASH EQUIVALENTS—End of year	$931

SUPPLEMENTAL DISCLOSURES
Cash paid for interest	$12,934

Noncash transaction—Increase to property with a corresponding increase in accounts payable	$46,510

See notes to financial statements.

FINEPOINT INNOVATIONS, INC.
NOTES TO FINANCIAL STATEMENTS
AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2004

1.	NATURE OF BUSINESS

FinePoint Innovations, Inc. (the “Company”) designs, develops, and commercializes innovative pen-input solutions for builders of tablet personal computers, computer peripheral products, point-of-sale terminals, and kiosks. The Company has provided its computing pen and digitizer assembly to original equipment manufacturer (“OEM”) customers.

The Company was incorporated on April 10, 2000, in the state of Delaware through the purchase of all necessary business assets from Mutoh America, including intellectual property and patents, to design and build pen input products and technology for new customers and customers formerly associated with Mutoh America.

The Company works with contract manufacturers to manufacture its pen and digitizer product. The assembly is then provided to the OEM customer for integration into the final product.

On September 1, 2005, all of the Company’s outstanding common shares were acquired by InPlay Technologies, Inc.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The following paragraphs summarize the significant accounting policies followed by the Company in the preparation of its financial statements.

Cash Equivalents—The Company considers all highly liquid debt instruments purchased with maturities of three months or less to be cash equivalents.

Inventory—Inventory is carried at the lower of cost, determined using the FIFO (“first-in, first-out”) method, or market. The Company writes down its inventory for estimated obsolescence or unmarketable inventory to the extent the cost exceeds the estimated market value. The Company bases the estimate on its assumptions about future demand and market conditions. If actual market conditions are less favorable than those assumed in its estimates, additional inventory write-downs might be required. The Company reflects any write-down of inventory in the period in which the facts giving rise to the inventory write-down become known to it.

Property and Equipment—Depreciation is computed using the straight-line method over the useful lives of the related assets as follows:

Computer equipment and software	3 years
Tooling and Other equipment	5 years
Office furniture and fixtures	3 years
Leasehold improvements are amortized over the lesser of their estimated useful life or the term of the lease.

Patents—Patents are reported at cost, net of accumulated amortization, and are amortized using the straight-line method over the estimated life of the patents, which ranges from 5 to 13 years.

Revenue Recognition—The Company manufactures computing pens and digitizers for the convertible notebook and tablet PC market. Revenue is recognized when title passes based on shipping terms.

Income Taxes—The Company is an S Corporation and its income and losses are passed to its stockholders.

New Accounting Pronouncements—In November 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 151, Inventory Costs—An Amendment of Accounting Research Bulletin (“ARB”) No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB No. 43, Chapter 4, previously stated that “... under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges... .” SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “abnormal.” In addition, SFAS No. 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The Company is required to adopt the statement effective for inventory costs incurred beginning January 1, 2006. The Company does not expect that this standard will have a material effect on its financial position or results of operations.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3.	CONCENTRATIONS

Three customers represented 64%, 22%, and 11% of the Company’s net accounts receivable at December 31, 2004. Three customers represented 36%, 26%, and 21% of the Company’s net revenues for the year ended December 31, 2004.

4.	INVENTORY

The Company’s inventory is primarily comprised of pen and digitizer components and other raw materials. The components are used internally and consigned to contract manufacturers and the other materials are primarily used for research and development projects. Sales of computing pens and digitizers are recognized as product revenue, and the cost of the components and other materials used in the manufacture is recorded as cost of goods sold when the components and other materials are shipped to the customer.

Inventory at December 31, 2004 consists of $406,543 of raw materials.

5.	PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2004, consists of the following:

Toolings and equipment	$130,384
Computer equipment and software	122,452
Office furniture and fixtures	29,888
Leasehold improvements	12,780

Total	295,504

Accumulated depreciation	(102,431)

Property and equipment—net	$193,073

Depreciation expense for property and equipment was $53,356 for the year ended December 31, 2004.

6.	PATENTS

Amortization expense for patents was $2,479 for the year ended December 31, 2004. The estimated amortization expense for existing patents is approximately $4,000 for each of the next five years.

The gross carrying amount and accumulated amortization of patents at December 31, 2004, are as follows:

Patents	$38,991
Accumulated amortization	(11,222)

Patents—net	$27,769

7.	NOTES PAYABLE

Notes payable at December 31, 2004, consisted of the following:

Note payable to former stockholder of FinePoint, interest at 5% per annum, monthly payments of principal and interest of $2,000 through December 2005, remaining balance due and paid in January 2006	$125,978
Note payable to stockholder of FinePoint, interest at 10% per annum, due on demand, paid in full in September 2005	54,185
Note payable to stockholder of FinePoint, interest at 8% per annum, due on demand	11,750
Note payable to bank, interest at 7.5% per annum, monthly payments of principal and interest of $2,199 through February 2005	4,365

Total	196,278

Less current portion	89,953

Long-term notes payable	$106,325

8.	CAPITAL LEASE

The Company has property and equipment with a gross value of $28,027 and a net book value of $17,906 under a capital lease. The amortization of fixed assets acquired with capital leases is included in depreciation expense. At December 31, 2004, the present values of future minimum capital lease payments are as follows:

2005	$10,538
2006	10,538
2007	878

Total	21,954
Less interest at 12.57%	3,189

Present value of minimum capital lease obligation	18,765

Less current portion of capital lease obligation	9,439

Long-term portion of capital lease obligation	$9,326

9.	CONTRACT SETTLEMENT

During 2004, the Company reached a settlement with a customer related to a terminated contract. The settlement primarily related to reimbursement for inventory purchased for the contract.

10.	COMMITMENTS

Lease Agreements—Rent expense for the year ended December 31, 2004, was $70,101. Future minimum rental payments are $93,888 in 2005 through 2008 and $43,704 in 2009.